Exhibit 99.1

NextNav Inc. Reports Second Quarter 2022 Results

Extends Leadership Position in 3D Geolocation with New Partnerships in Public Safety; Delivers $1.4 Million in Revenue in the Second Quarter

US Government Accelerates Efforts Towards Position, Navigation and Timing (“PNT”) Resilience

Signed Commercial Agreement with MetCom for Nationwide Expansion of Pinnacle Service in Japan

MCLEAN, Va. – August 10, 2022 – NextNav (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today reported financial results for NextNav’s second quarter ended June 30, 2022.

Ganesh Pattabiraman, NextNav Co-founder and CEO, stated, “The second quarter was another period of continued execution for NextNav. We are seeing growing interest in our technology and services across multiple industry verticals and the government. We delivered revenue of $1.4 million, driven by further adoption of our tech offering across various customers and platforms. Our Pinnacle service is gaining traction, as we signed several strategic partnerships in the public safety arena, including one of the largest public safety software providers in the country. We are also thrilled to have signed a commercial agreement with MetCom for commercial enablement of the Pinnacle service across Japan, as well as continued work to secure commercial approval for TerraPoiNT and the 5MHz of spectrum. Given the strategic nature of the opportunity we also made an investment of $1.1 million in the funding round led by Drone Fund.

We are also pleased with the increasing activity from the U.S. government to advance initiatives towards PNT resilience. Driving off of Executive Order 13905, which requires all federal procurement to include PNT resilience, and the recently released 2021 Federal Radionavigation plan, individual agencies are now beginning to align their procurement activities consistent with the PNT resiliency requirements of these orders. As an example, the FAA is one of the first government agencies to recently update their guidelines to include PNT resilience as part of their procurement process and migrate their services away from using Time & Frequency dependent upon satellite-based systems by 2025. Looking ahead, we expect to be an integral part of the government’s resilient PNT strategy, thereby generating shareholder value over the long term.”

Recent Operational Highlights:

  NextNav Signs Commercial Agreement with MetCom in Japan: In June 2022, NextNav and MetCom announced a commercial agreement for the nationwide deployment of 3D geolocation services in Japan, starting with the rollout of the Pinnacle vertical location service. Beyond Pinnacle, NextNav is also working with MetCom to enable TerraPoiNT’s resilient back-up GPS service in Japan to further augment these capabilities in the future.

  GCT Semiconductor Partners with NextNav to Integrate TerraPoiNT in GCT’s LTE Chipset: In June 2022, NextNav announced the successful integration of its TerraPoiNT advanced location technology into GCT's LTE chipset. GCT, a leading designer and supplier of advanced 4G and 5G solutions, will offer resilient 3D GPS equivalent performance into its standard LTE chip, GDM7243i. The chipset flexibly supports a range of frequencies including all of the LTE bands worldwide, including both the 920-928 MHz spectrum owned by NextNav within the US, as well as the 855-860 MHz where NextNav's TerraPoiNT system operates in Japan.

  NextNav Signs Several New Partnerships in the Public Safety Arena: NextNav recently signed several new partnerships in the public safety arena, including agreements with Geocomm, NGA911, Vitals Aware, RapidDeploy, Vizsafe, CentralSquare Technologies, Valor Systems and VOS Systems. Each agreement leverages NextNav’s Pinnacle vertical location services to provide a more accurate picture of the z-axis location of a company’s workforce, visitors and resources across multi-story buildings.

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Three and Six Months Ended June 30, 2022 Financial Highlights:

  Revenue: was $1.4 million in the three months ended June 30, 2022, as compared to $216 thousand in the prior year period. In the six months ended June 30, 2022, revenue was $2.6 million, as compared with $467 thousand in the prior year period. The increase in both periods was primarily driven by increased revenue from technology and services contracts with commercial customers.

  Operating Loss: was $17.0 million in the three months ended June 30, 2022 as compared to an operating loss of $8.6 million in the prior year period. In the six months ended June 30, 2022, operating loss was $33.1 million, as compared to $21.2 million in the prior year period.

  Net Income: was $0.8 million in the three months ended June 30, 2022, including a gain of $17.8 million related to the change in fair value of warrants, as compared to a net loss of $39.0 million in the prior year period. In the six months ended June 30, 2022, net loss was $8.9 million, including a gain of $24.2 million related to the change in fair value of warrants, as compared to a net loss of $66.0 million in the prior year period.

  Balance Sheet: As of June 30, 2022, the Company had $82.5 million in cash and was debt-free.

Conference Call Information

NextNav will host a conference call for analysts and investors at 10:00 AM ET on August 10, 2022, to discuss its financial results for the second quarter 2022 and business outlook. To access the call, please register by visiting the following website: https://conferencingportals.com/event/jDTlaQAq

Upon registering, each participant will be provided with call details and a registrant ID.

NextNav is also providing an investor relations presentation with information on its business and operations, which is available in the investor relations section of the NextNav website at https://ir.nextnav.com. Analysts and investors are directed to the website to review this information.

A replay of the call can also be accessed via phone through August 24, 2022, by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 62936.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation GPS, enabling a whole new ecosystem of applications and services that rely upon vertical location and resilient geolocation technology. The company's Pinnacle network delivers highly accurate vertical positioning to transform location services, reflecting the 3D world around us and supporting innovative, new capabilities. NextNav's TerraPoiNT network delivers accurate, reliable, and resilient 3D positioning, navigation and timing (PNT) services to support critical infrastructure and other GPS-reliant systems in the absence or failure of GPS.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of NextNav to continue to gain traction in key markets and with notable platforms and partners, both within the U.S. and internationally; (2) the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, including with respect to NextNav’s Pinnacle 911 solution and its TerraPoiNT network, and the ability to retain its management and key employees; (3) the ability of NextNav to maintain balance sheet flexibility and generate and effectively deploy capital in line with its business strategies; (4) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); and (5) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

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